CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement No. 333-125751 on Form N-1A of our reports dated February 23, 2023, relating to the financial statements and financial highlights of First Trust Dow Jones Select MicroCap Index Fund, First Trust Morningstar Dividend Leaders Index Fund, First Trust US Equity Opportunities ETF, First Trust NYSE® Arca® Biotechnology Index Fund, First Trust Dow Jones Internet Index Fund, First Trust Capital Strength ETF, First Trust Value Line® Dividend Index Fund, First Trust Natural Gas ETF, First Trust Water ETF, First Trust NASDAQ-100 Equal Weighted Index Fund, First Trust NASDAQ-100 Ex-Technology Sector Index Fund, First Trust NASDAQ-100-Technology Sector Index Fund, First Trust NASDAQ® ABA Community Bank Index Fund, First Trust NASDAQ® Clean Edge® Green Energy Index Fund, First Trust S&P REIT Index Fund, First Trust Dividend Strength ETF, First Trust Dow 30 Equal Weight ETF, First Trust Lunt U.S. Factor Rotation ETF, First Trust Growth Strength ETF, and First Trust Indxx Aerospace & Defense ETF, and our reports dated February 24, 2023, relating to the financial statements and financial highlights of FT Cboe Vest Gold Strategy Quarterly Buffer ETF and FT Cboe Vest Gold Strategy Target Income ETF®, each a series of First Trust Exchange-Traded Fund, appearing in the Annual Reports on Form N-CSR for First Trust Exchange-Traded Fund as of and for the period ended December 31, 2022, and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Additional Information”, “Miscellaneous Information”, and “Financial Statements” in the Statements of Additional Information, which are part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

April 28, 2023